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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of MSX International, Inc. of our report dated February 28, 2003, except for Note 19 as to which the date is September 12, 2003, relating to the financial statements of MSX International, Inc. and of our report dated February 28, 2003 relating to the financial statement schedule of MSX International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/ s / PricewaterhouseCoopers LLP

Detroit, Michigan
September 26, 2003